                                                                    EXHIBIT 99.4
                        CROWN CASTLE INTERNATIONAL CORP.

                       Offer for any and all Outstanding
                          9 1/2% Senior Notes due 2011
                                in Exchange for
                    Registered 9 1/2% Senior Notes due 2011
                                      and
                            any and all Outstanding
                     11 1/4% Senior Discount Notes due 2011
                                in Exchange for
               Registered 11 1/4% Senior Discount Notes due 2011

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated October 22, 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Crown Castle International Corp. (the "Company") to exchange its 9 1/2% Senior Notes due 2011 and its 11 1/4% Senior Discount Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for its outstanding 9 1/2% Senior Notes due 2011 (the "Old Senior Notes") and its 11 1/4% Senior Discount Notes due 2011 (the "Old Senior Discount Notes" and, together with the Old Senior Notes, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of August 3, 1999, between the Company and the initial purchasers referred to therein.

  This material is being forwarded to you as the beneficial owner of the Old Senior Notes or Old Senior Discount Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Senior Notes or Old Senior Discount Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Senior Notes or Old Senior Discount Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 22, 1999 (the "Expiration Date") (20 business days following the commencement of the Exchange Offer) unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

  Your attention is directed to the following:

  1. The Exchange Offer is for any and all Old Notes.

  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

  3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

  If you wish to tender your Old Senior Notes or Old Senior Discount Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Senior Notes or Old Senior Discount Notes.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Crown Castle International Corp. with respect to its Old Notes.

  This will instruct you to tender the Old Senior Notes or Old Senior Discount Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old Senior Notes or Old Senior Discount Notes held by you for my account as indicated below:

                                             Aggregate Principal Amount
                                                of Old Senior Notes

9 1/2% Senior Notes due 2011.........
                                      ----------------------------------------

                                      (must be an integral multiple of $1,000)
[_] Please do not tender any Old
   Senior Notes held by you for my
   account.
                                             Aggregate Principal Amount
                                            of Old Senior Discount Notes

11 1/4% Senior Discount Notes due
 2011................................

                                      (must be an integral multiple of $1,000)
[_] Please do not tender any Old
   Senior Discount Notes held by you
   for my account
Dated:                 , 1999
                                      ----------------------------------------

                                          -------------------------------------
                                                      Signature(s)

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                                Please print name(s) here

                                          -------------------------------------

                                          -------------------------------------
                                                       Address(es)

                                          -------------------------------------
                                          Area Code(s) and Telephone Number(s)

                                          -------------------------------------
                                              Tax Identification or Social
                                                     Security No(s).

  None of the Old Senior Notes or Old Senior Discount Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Senior Notes or Old Senior Discount Notes held by us for your account.